SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report	May 12, 2008
(Date of earliest event reported)

Lakeland Financial Corporation

(Exact name of Registrant as specified in its charter)

Indiana

(State or other jurisdiction of incorporation)

35-1559596	0-11487
(Commission File Number)	(I.R.S. Employer Identification Number)

202 East Center Street, Warsaw, Indiana	46581-1387
(Address of principal executive offices)	(Zip Code)

(574) 267-6144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 FR 240.13e-4(c))

Item 8.01 Other Events.

On May 12, 2008, Lakeland Financial Corporation (the “Company”) announced that Kristin Pruitt has joined the Company as Senior Vice President, Corporate Secretary and General Counsel. Ms. Pruitt will also serve in these roles at Lake City Bank.

The press release regarding Ms. Pruitt is furnished as Exhibit 99.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: May 12, 2008	By:	/s/ David M. Findlay

           David M. Findlay

           Chief Financial Officer